Exhibit 10.16
THIRD LOAN MODIFICATION AGREEMENT
     This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 15, 2007, by and among SILICON VALLEY BANK, a California corporation (“SVB”), as collateral agent (the “Collateral Agent”) for the Lenders and administrative agent (the “Administrative Agent”) for the Lenders (Collateral Agent and Administrative Agent are collectively the “Agent”), and the Lenders listed on Schedule 1.1 and otherwise party hereto, including, without limitation, SVB and JPMORGAN CHASE BANK, N.A. (“JPMorgan”) (SVB and JPMorgan are, collectively, the “Joint Bookrunners”) and GAIN CAPITAL HOLDINGS, INC., a Delaware corporation (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to the Lenders, Borrower is indebted to the Lenders pursuant to a loan arrangement dated as of March 29, 2006, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 29, 2006, between Borrower and the Lenders, as amended by a certain First Loan Modification Agreement dated as of October 16, 2006, between Borrower and Lenders, and as further amended by a certain Second Loan Modification Agreement dated as of March 20, 2007, between Borrower and Lenders (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Agent, for the ratable benefit of the Lenders, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
     A. Modifications to Loan Agreement.
1.	The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.1 thereof:
“2.1.1     Term Loan.
               (a) Availability. Lenders shall, jointly and not severally, shall make one (1) term loan available to Borrower in an amount up to the Term Loan Amount according to each lender’s pro rata share of the Term Loan Amount (based upon the respective Commitment Percentage of each Lender) on or after ten (10) days after the Effective Date subject to the satisfaction of the terms and conditions of this Agreement.
               (b) Repayment. In addition to monthly payments of interest, commencing on October 1, 2006, Borrower shall repay the Term Loan in (i) twelve (12) equal quarterly installments of principal, plus (ii) monthly payments of accrued interest (the “Term Loan Payment”). Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan.”
and inserting in lieu thereof the following:

“2.1.1     Term Loan.
               (a) Availability. Lenders shall, jointly and not severally, shall make one (1) term loan available to Borrower in an amount up to the Term Loan Amount according to each lender’s pro rata share of the Term Loan Amount (based upon the respective Commitment Percentage of each Lender) on or within five (5) days after the 2007 Effective Date subject to the satisfaction of the terms and conditions of this Agreement.
               (b) Repayment. Commencing on the first calendar day of the month following the Funding Date with respect to the Term Loan, Borrower shall make sixty (60) monthly payments of interest at the rate set forth in Section 2.3(b)(i). In addition to the monthly payments of interest, commencing on October 1, 2007 and continuing on the first calendar day of each calendar quarter thereafter, Borrower shall repay the Term Loan in twenty (20) equal quarterly installments of principal (each, a “Term Loan Payment”). Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan.”
2.	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.4 thereof:
“(b) Prepayment Fee. The Prepayment Fee, when due hereunder (unless the prepayment occurs in connection with any prepayment required by regulatory actions, in which case no Prepayment Fee shall be due or owing hereunder); and”
and inserting in lieu thereof the following:
“(b) Prepayment Fee. The Prepayment Fee, when due hereunder (except that no Prepayment Fee shall be due and owing hereunder if (i) the prepayment occurs in connection with any prepayment required by regulatory actions, or (ii) if the prepayment occurs after Lenders withhold their consent to the conversion of the outstanding Obligations to subordinated debt, so long as such conversion is required for regulatory reasons); and”
3.	The Loan Agreement shall be amended by inserting the following text appearing at the end of Section 5.5 thereof:
“In addition, the fair salable value of Borrower’s and each of its Subsidiaries’ assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities and will continue to exceed the fair value of its liabilities immediately after the Term Loan advance and Repurchase hereunder.”
4.	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(a) thereof:
“(v) contemporaneously with the submission of such filings or the delivery of such reports, copies of all filings submitted to regulators including, without limitation, the monthly reports delivered to the Commodity Futures Trading Commission;”

and inserting in lieu thereof the following:
“(v) contemporaneously with the submission of such filings or the delivery of such reports, copies of all filings submitted to regulators including, without limitation, the monthly reports delivered to the Commodity Futures Trading Commission and the annual examination conducted by the National Futures Association;”
5.	The Loan Agreement shall be amended by inserting the following text appearing at the end of Section 6.2 thereof:
“(c) Deliver to Agent, on or prior to January 31,2008, Borrower’s 2008 operating plan, in a form acceptable to Agent.”
6.	The Loan Agreement shall be amended by deleting the following appearing as Section 6.7 thereof:
“6.7 Financial Covenants.
               Borrower and its Subsidiaries shall maintain at all times, to be tested as of the last day of each quarter, on a consolidated basis, unless otherwise noted:
               (a) Debt Service Coverage Ratio. A ratio of EBITDA (plus all other non-cash and/or non-recurring expenses) for the subject quarter to the aggregate amount of Borrower’s quarterly principal payment and monthly interest payments for borrowed money (with respect to the three (3) months during such quarter), in each case calculated as of the last day of each fiscal quarter, of at least (i) 2.0 to 1.0 as of the quarters ending March 31, 2006, June 30, 2006, and September 30, 2006, (ii) 1.50 to 1.0 as of the quarters ending December 31, 2006 and March 31, 2007, (iii) 1.75 to 1.0 as of the quarter ending June 30, 2007, and (iv) 2.0 to 1.0 as of the quarter ending September 30, 2007 and as of the last day of each subsequent fiscal quarter.
               (b) Total Funded Debt/EBITDA. A Total Funded Debt Ratio (with respect to the immediately preceding twelve (12) month period) of a maximum of (i) 2.0 to 1.0 as of the quarters ending March 31, 2006, June 30, 2006, and September 30, 2006, (ii) 1.75 to 1.0 as of the quarter ending December 31, 2006, and (iii) 1.50 to 1.0 as of the quarter ending March 31, 2007 and as of each subsequent quarter ending thereafter.”
And inserting in lieu thereof the following:
“6.7 Financial Covenants.
               Borrower and its Subsidiaries shall maintain at all times, to be tested as of the last day of each quarter, on a consolidated basis, unless otherwise noted:
               (a) Debt Service Coverage Ratio. A ratio of EBITDA (plus all other non-cash and/or non-recurring expenses) for the subject quarter to the aggregate amount of Borrower’s quarterly principal payment and monthly interest payments for borrowed money (with respect to the three (3) months during such quarter), in each case calculated as of the last day of each fiscal quarter, of at least (i) 2.0 to 1.0 as of the quarters ending March 31, 2006, June 30, 2006, and September 30, 2006, (ii) 1.50 to 1.0 as of the quarters ending December 31, 2006, March 31, 2007 and June 30, 2007, (iii) 1.75 to 1.0 as of the quarters ending September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, and (iv) 2.0 to 1.0 as of the quarter ending September 30, 2008 and as of the last day of each subsequent fiscal quarter.
               (b) Total Funded Debt/EBITDA. A Total Funded Debt Ratio (with respect to the immediately preceding twelve (12) month period) of a maximum of (i) 2.0 to 1.0 as of the quarters ending March 31, 2006, June 30, 2006, and September 30, 2006, (ii) 1.75 to 1.0 as of the quarter ending December 31, 2006, (iii) 1.50 to 1.0 as of the quarter ending March 31, 2007, (iv) 2.0 to 1.0 as of the quarters ending June 30, 2007 and September 30, 2007, and (v) 1.75 to 1.0 as of the quarter ending December 31, 2007. With respect to the quarter ending March 31, 2008 and each quarter thereafter, the Total Funded Debt Ratio covenant levels shall be set by Lenders in their sole discretion based upon Borrower’s 2008 operating plan/forecast, but not less than 1.50 to 1.0 (unless Borrower and Lenders mutually agree to a lower covenant level); provided, however, in the event that Borrower does not agree in writing to such covenant levels on or before February 28, 2008, then all Obligations shall be due and payable in full on March 31, 2008. The failure of Borrower to deliver a 2008 operating plan to Agent on or prior to January 31, 2008 shall result in an immediate Event of Default for which there shall be no grace or cure period.”
7.	The Loan Agreement shall be amended by inserting the following definitions appearing alphabetically in Section 13.1 thereof:
““2007 Effective Date” is June 6, 2007.”
““Maturity Date” is, as applicable, the Term Loan Maturity Date or the Revolving Line Maturity Date.”
““Repurchase” is a repurchase of capital stock paid by Borrower in an amount not to exceed Thirty Million Dollars ($30,000,000.00).”
8.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:
““Prepayment Fee” shall be an amount equal to :
     (i) for any prepayment made between the Effective Date and the date that is one (1) year from the Effective Date, an amount equal to two percent (2.0) of the amount prepaid;
     (ii) for any prepayment made between the date that is after one (1) year from the Effective Date and the date that is two (2) years from the Effective Date, an amount equal to one percent (1.0) of the amount prepaid; and
     (iii) for any prepayment made between the date that is after two (2) years from the Effective Date and the date that is three (3) years from the Effective Date, an amount equal to one-half of one percent (0.50) of the amount prepaid.”

““Term Loan Amount” is an aggregate amount equal to $30,000,000.00 outstanding at any time.”
““Term Loan Maturity Date” is July 1, 2009.”
     And inserting in lieu thereof the following:
““Prepayment Fee” shall be an amount equal to :
     (i) for any prepayment made between the 2007 Effective Date and the date that is one (1) year from the 2007 Effective Date (inclusive of such date), an amount equal to one percent (1.0%) of the amount prepaid;
     (ii) for any prepayment made between the date that is after one (1) year from the 2007 Effective Date and the date that is two (2) years from the 2007 Effective Date (inclusive of such date), an amount equal to one-half of one percent (0.50%) of the amount prepaid; and
     (iii) for any prepayment made after the date that is after two (2) years from the 2007 Effective Date, an amount equal to zero percent (0.0%) of the amount prepaid.”
““Term Loan Amount” is an aggregate amount equal to $52,500,000.00 outstanding at any time.”
““Term Loan Maturity Date” is July 1, 2012.”
9.	The Schedule appearing as Schedule 1.1 to the Loan Agreement is hereby replaced with the Schedule attached as Exhibit A hereto.

10.	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.
4. SUCCESSORS AND ASSIGNS. Borrower hereby agrees that it will execute any documents, including a loan modification agreement, required by Lenders in connection with actions taken by the Lenders pursuant to Section 12.1 of the Loan Agreement.
5. CONSENT. Pursuant to Section 7.2 of the Loan Agreement, the Lenders hereby consent to (a) the departure of Mark Galant as Chief Executive Officer of Borrower, (b) the appointment of Glenn Stevens as President and Chief Executive Officer of Borrower, and (c) the appointment of Mark Galant as non-executive Chairman of the Board of Borrower.
6. FEES. Borrower shall pay to Agent a modification fee equal to $262,500.00 (to be shared between Lenders pursuant to their respective Commitment Percentages), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Agent and Lenders for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
7. USE OF PROCEEDS. Borrower shall use the proceeds of the Term Loan made pursuant to this Loan Modification Agreement to (i) refinance the entire principal amount of Borrower’s existing indebtedness to Lenders (other than indebtedness in connection with the Revolving Line), and (ii) to fund the Repurchase.

8. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 29, 2006, between Borrower and Lenders, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Lenders in the Perfection Certificate have not changed, as of the date hereof.
9. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
10. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Agent, for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
11. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower now has no offsets, defenses, claims, or counterclaims against Agent or Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent or Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and Lenders from any liability thereunder.
12. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate any Lender to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Agent in writing. No maker will be released by virtue of this Loan Modification Agreement.
13. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lenders.
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     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		LENDERS:

GAIN CAPITAL HOLDINGS, INC.		SILICON VALLEY BANK, as Agent and Lender

By: /s/ Glenn Stevens		By: /s/ Michael Moretti

Name:	Glenn Stevens	Name:	Michael Moretti

Title:	President	Title:	SVP

GAIN CAPITAL HOLDINGS, INC.		JPMORGAN CHASE BANK, N.A., as LENDER

By: /s/ Mark E. Galant		By: /s/ Bradley J. Thomson

Name:	Mark E. Galant	Name:	Bradley J. Thomson

Title:	CEO	Title:	Senior Vice President

     The undersigned, GAIN HOLDINGS, LLC, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of March 29, 2006 (the “Guaranty”) and acknowledges, confirms and agrees that (i) the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith, and (ii) the Guaranty shall continue to pertain to all Obligations.

GAIN HOLDINGS, LLC
By:	/s/ Glenn Stevens
	Name:	Glenn Stevens
	Title:	President

GAIN HOLDINGS, LLC
By:	/s/ Mark E. Galant
	Name:	Mark E. Galant
	Title:	CEO

Exhibit A
Schedule 1.1
Lenders and Commitments

		Term Loan Commitment
Lender	Term Loan Commitment	Percentage
Silicon Valley Bank	$26,250,000.00	50.00%
JPMorgan Chase Bank, N.A.	$26,250,000.00	50.00%

TOTAL	$52,500,000.00	100.00%

		Revolving Line Commitment
Lender	Revolving Line Commitment	Percentage
Silicon Valley Bank	$5,000,000.00	50.00%
JPMorgan Chase Bank, N.A.	$5,000,000.00	50.00%

TOTAL	$10,000,000.00	100.00%

EXHIBIT B
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK, AS AGENT	Date:
FROM: GAIN CAPITAL HOLDINGS, INC.
The undersigned authorized officer of Gain Capital Holdings, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower, Lenders and Agent (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as No  ted below, (2) there are No   Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as No  ted below; provided, however, that such materiality qualifier shall No  t be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) No   Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has No  t previously provided written No  tification to Agent. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footNo  tes. The undersigned ackNo  wledges that No   borrowings may be requested at any time or date of determination that Borrower is No  t in compliance with any of the terms of the Agreement, and that compliance is determined No  t just at the date this certificate is delivered. Capitalized terms used but No  t otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No   under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Regulatory filings (including CFTC reports)	As filed/submitted	Yes No
NFA Audit	Annually, as filed/submitted	Yes No
2008 Operating Plan	By 1/31/2008	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Minimum Debt Service*	:1.0	:1.0	Yes No
Total Funded Debt/EBITDA**	:1.0	:1.0	Yes No

*	As set forth in Section 6.7(a) of the Loan and Security Agreement.

**	As set forth in Section 6,7(b) of the Loan and Security Agreement.